-more- February 22, 2021 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 ONEOK Announces 11% Year-Over-Year Increase in Fourth Quarter 2020 Operating Income Announces 2021 Financial Guidance TULSA, Okla. - Feb. 22, 2021 - ONEOK, Inc. (NYSE: OKE) today announced fourth quarter and full-year 2020 results and announced 2021 financial guidance. Fourth Quarter 2020 Results, Compared With Fourth Quarter 2019: • 11% increase in operating income to $538.7 million. • 12% increase in adjusted EBITDA to $742.0 million. • 24% increase in Rocky Mountain region NGL raw feed throughput volumes. • 11% increase in Rocky Mountain region natural gas volumes processed. • $1.04 per MMBtu average fee rate in the natural gas gathering and processing segment. Full-year 2020 Results, Compared With Full Year 2019: • Net income of $612.8 million, including $644.9 million of noncash impairment charges. • 6% increase in adjusted EBITDA to $2,723.7 million. • 18% increase in Rocky Mountain region NGL raw feed throughput volumes. • 10% decrease in operating costs. Higher 2021 Earnings Guidance, Compared With Full-year 2020 Results: • Net income midpoint increase to $1.23 billion. • Diluted earnings per common share midpoint increase to $2.74. • 12% increase of adjusted EBITDA midpoint to $3.05 billion. • More than 70% decrease of total capital expenditures to a midpoint of $600 million. Exhibit 99.1

ONEOK Announces 11% Year-Over-Year Increase in Fourth Quarter 2020 Operating Income; Announces 2021 Financial Guidance

Feb. 22, 2021

Page 2

FOURTH QUARTER AND FULL-YEAR 2020 FINANCIAL HIGHLIGHTS

	Three Months Ended December 31,		Years Ended December 31,	
	2020	**2019**	**2020**	**2019**
	(Millions of dollars, except per share amounts and coverage ratios)			
Net income (a)	**$ 308.0**	$ 320.3	**$ 612.8**	$ 1,278.6
Diluted earnings per common share (a)	**$ 0.69**	$ 0.77	**$ 1.42**	$ 3.07
Adjusted EBITDA (b) (c)	**$ 742.0**	$ 660.5	**$ 2,723.7**	$ 2,580.2
DCF (b)	**$ 517.8**	$ 487.9	**$ 1,881.6**	$ 2,016.1
DCF in excess of dividends paid (b)	**$ 102.0**	$ 109.6	**$ 276.2**	$ 558.5
Dividend coverage ratio (b)	**1.25**	1.29	**1.17**	1.38
Operating income (d)	**$ 538.7**	$ 487.3	**$ 1,361.4**	$ 1,914.4
Operating costs	**$ 249.8**	$ 259.3	**$ 886.1**	$ 982.9
Depreciation and amortization	**$ 152.6**	$ 126.0	**$ 578.7**	$ 476.5
Equity in net earnings from investments	**$ 35.2**	$ 39.4	**$ 143.2**	$ 154.5
Capital expenditures	**$ 271.4**	$ 1,109.0	**$ 2,195.4**	$ 3,848.3

(a) Amounts for the year ended Dec. 31, 2020, include benefits of $22.3 million, or 4 cents per diluted share after-tax, related to net gains on open market repurchases of debt and $11.2 million, or 2 cents per diluted share after-tax, related to the mark-to-market of ONEOK's share-based compensation plan, and noncash charges of $644.9 million, or $1.15 per diluted share after-tax, related primarily to impairments in the natural gas gathering and processing segment.
(b) Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), distributable cash flow (DCF) and dividend coverage ratio are non-GAAP measures. Reconciliations to relevant GAAP measures are included in this news release.
(c) Amount for the year ended Dec. 31, 2020, includes a benefit of $22.3 million related to net gains on open market repurchases of debt.
(d) Amount for the year ended Dec. 31, 2020, includes noncash impairment charges of $607.2 million.

"Despite a global pandemic, ONEOK's resilient business, led by the hard work of our dedicated employees, experienced annual adjusted EBITDA growth in 2020 and is expected to achieve double-digit growth in 2021," said Terry K. Spencer, ONEOK president and chief executive officer. "We expect volume and earnings growth in 2021 to be supported by increasing producer activity and new capacity from completed projects.

"As energy markets strengthen, we remain focused on profitability, reliable service and the safety and health of our employees," added Spencer. "ONEOK is well-positioned to serve our customers' current and future needs while applying our core midstream capabilities in a safe and environmentally responsible way."

FOURTH QUARTER AND FULL-YEAR 2020 FINANCIAL PERFORMANCE

ONEOK reported full-year 2020 net income of $612.8 million, which includes noncash impairment charges of $644.9 million. The impairment charges related primarily to goodwill and long-lived assets in the natural gas gathering and processing segment during the first quarter of 2020. Net income also was impacted by a $102.2 million increase in depreciation expense due to

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ONEOK Announces 11% Year-Over-Year Increase in Fourth Quarter 2020 Operating Income; Announces 2021 Financial Guidance Feb. 22, 2021 Page 3 -more- capital projects being placed in service and higher interest expense due primarily to an increased debt balance and lower capitalized interest. Full-year 2020 adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) increased 6%, compared with the full year 2019. Higher results benefited from increased natural gas liquids (NGL) volumes in the Rocky Mountain region and Permian Basin, lower rail transportation and pipeline costs in the natural gas liquids segment due to the completion of ONEOK’s Elk Creek Pipeline, lower operating costs in all three of ONEOK’s business segments, and higher transportation services in the natural gas pipelines segment, compared with the full year 2019. Results were partially offset by lower earnings from optimization and marketing in the natural gas liquids segment, and lower realized commodity prices and Mid-Continent region natural gas volumes in the natural gas gathering and processing segment, compared with the full year 2019. HIGHLIGHTS: • Full-year 2020 adjusted EBITDA of $2,723.7 million, a 6% increase compared with full-year 2019; • Full-year 2020 operating costs of $886.1 million, a 10% decrease compared with full-year 2019; • Completing in December 2020 a partial expansion of the Elk Creek Pipeline to 300,000 barrels per day (bpd); • ESG highlights: ◦ Receiving a perfect score of 100 in the Human Rights Campaign 2021 Corporate Equality Index; ◦ Announcing ONEOK’s inclusion in the Dow Jones Sustainability World Index (DJSI World) for the first time and the Dow Jones Sustainability North America Index (DJSI North America) for the second consecutive year; ◦ Being named the DJSI Industry Leader for Oil and Gas Storage and Transportation. • Paying in February 2021 a quarterly dividend of 93.5 cents per share, or $3.74 per share on an annualized basis; • Receiving in November 2020 a first-time credit rating of BBB (outlook stable) from Fitch Ratings. Moody’s and S&P also reaffirmed ONEOK’s investment-grade credit ratings in 2020; • Net debt-to-EBITDA ratio of 4.6 times on an annualized run-rate basis as of Dec. 31, 2020; and • Having no borrowings outstanding under its $2.5 billion credit agreement and $524.5 million of cash and cash equivalents as of Dec. 31, 2020.

ONEOK Announces 11% Year-Over-Year Increase in Fourth Quarter 2020 Operating Income; Announces 2021 Financial Guidance Feb. 22, 2021 Page 4 -more- 2021 GUIDANCE: 2021 Guidance Range (Millions of dollars, except per share amounts) ONEOK, Inc. Net income $ 1,075 - $ 1,375 Diluted earnings per common share $ 2.40 - $ 3.08 Adjusted EBITDA (a) $ 2,900 - $ 3,200 Distributable cash flow (a) $ 1,970 - $ 2,270 Growth capital expenditures $ 335 - $ 465 Maintenance capital expenditures $ 190 - $ 210 Segment Adjusted EBITDA: Natural Gas Liquids $ 1,860 - $ 2,030 Natural Gas Gathering and Processing $ 660 - $ 760 Natural Gas Pipelines $ 385 - $ 405 Other $ (5) - $ 5 (a) Adjusted EBITDA and distributable cash flow are non-GAAP measures. Reconciliations to relevant GAAP measures are included in this news release. 2021 Guidance Range Summary of 2021 Volume Guidance Natural Gas Liquids Raw Feed Throughput (MBbl/d) 1,105 - 1,225 Natural Gas Gathered (MMcf/d) 1,850 - 2,110 Natural Gas Processed (MMcf/d) 1,750 - 2,000

ONEOK Announces 11% Year-Over-Year Increase in Fourth Quarter 2020 Operating Income; Announces 2021 Financial Guidance Feb. 22, 2021 Page 5 -more- 2021 Performance Drivers: Natural Gas Liquids • 7% increase in NGL raw feed throughput volumes expected to be driven by projects completed in 2019 and 2020, and continued growth from well completions, plant connections and plant expansions completed in 2020 and 2021. • Lower third-party pipeline costs related to the Overland Pass Pipeline and West Texas NGL Pipeline. • Two to four new third-party natural gas processing plant connections or existing third- party plant expansions expected. • Partial Mid-Continent ethane recovery expected due to increased ethane export and domestic petrochemical demand. • Earnings expected to be approximately 95% fee based. Natural Gas Gathering and Processing • More than 15% increase in natural gas volumes processed in the Rocky Mountain region expected to be driven primarily by approximately 275 to 325 well connections in 2021 compared with 305 well connections in 2020, and the continued reduction of flared gas. • Average fee rate expected to range from $0.95 to $1.00 per Million British thermal units (MMBtu). • Earnings expected to be approximately 85% fee based. Natural Gas Pipelines • Transportation capacity expected to be approximately 95% contracted. • Earnings expected to be more than 95% fee based. Additional guidance information: https://ir.oneok.com/financial-information/financial-reports/2021 2020 BUSINESS SEGMENT RESULTS: Natural Gas Liquids Segment The natural gas liquids segment’s fourth quarter and full-year 2020 adjusted EBITDA increased 12% and 10%, respectively, compared with the same periods in 2019. Higher volumes in the Rocky Mountain region and lower rail transportation and pipeline costs contributed to the increases.

ONEOK Announces 11% Year-Over-Year Increase in Fourth Quarter 2020 Operating Income; Announces 2021 Financial Guidance Feb. 22, 2021 Page 6 -more- Three Months Ended Years Ended December 31, December 31, Natural Gas Liquids Segment 2020 2019 2020 2019 (Millions of dollars) Adjusted EBITDA $ 417.4 $ 373.9 $ 1,617.2 $ 1,465.8 Capital expenditures $ 150.9 $ 827.5 $ 1,655.8 $ 2,796.6 The increase in fourth quarter 2020 adjusted EBITDA, compared with the fourth quarter 2019, primarily reflects: • A $61.9 million increase in exchange services due primarily to $52.6 million in higher volumes in the Rocky Mountain region and $44.8 million in lower rail transportation and pipeline costs, offset partially by $18.9 million in lower volumes in the Mid-Continent region and Permian Basin and $12.1 million related to higher unfractionated NGLs held in inventory; and • A $5.8 million decrease in operating costs due primarily to lower outside services expenses; offset partially by • A $9.6 million decrease in optimization and marketing due primarily to lower earnings from purity NGL inventory sales; • A $7.3 million decrease in transportation and storage services; and • A $6.9 million decrease in equity in net earnings from investments due primarily to lower volumes on the Overland Pass Pipeline. The increase in adjusted EBITDA for the full year 2020, compared with 2019, primarily reflects: • A $270.6 million increase in exchange services due primarily to $137.8 million in higher volumes in the Rocky Mountain region and Permian Basin, $128.4 million in lower rail transportation and pipeline costs, $18.8 million in fees related to minimum volume obligations primarily in the Rocky Mountain region, $17.2 million in higher average fee rates primarily in the Permian Basin and $13.7 million related to lower unfractionated NGLs held in inventory, offset partially by $34.2 million in lower volumes in the Mid- Continent region; and • A $38.0 million decrease in operating costs due primarily to lower outside services expenses and employee-related costs; offset partially by • A $123.5 million decrease in optimization and marketing due primarily to $78.2 million in narrower location price differentials and lower optimization volumes, and lower marketing earnings of $53.0 million due to lower earnings from purity NGL inventory sales and changes in the value of NGLs held in inventory; and • A $25.2 million decrease in equity in net earnings from investments due primarily to lower volumes on the Overland Pass Pipeline.

ONEOK Announces 11% Year-Over-Year Increase in Fourth Quarter 2020 Operating Income; Announces 2021 Financial Guidance Feb. 22, 2021 Page 7 -more- Natural Gas Gathering and Processing Segment The natural gas gathering and processing segment’s fourth quarter 2020 adjusted EBITDA increased 16%, compared with the same period in 2019, due primarily to higher volumes in the Williston Basin. Three Months Ended Years Ended December 31, December 31, Natural Gas Gathering and Processing Segment 2020 2019 2020 2019 (Millions of dollars) Adjusted EBITDA $ 218.5 $ 188.5 $ 650.0 $ 702.7 Capital expenditures $ 83.3 $ 252.4 $ 446.1 $ 926.5 Fourth quarter 2020 adjusted EBITDA increased, compared with the fourth quarter 2019, which primarily reflects: • A $15.0 million increase due primarily to higher volumes in the Williston Basin, offset partially by natural production declines in the Mid-Continent region; • A $9.2 million increase in realized prices due primarily to a favorable one-time contract settlement; and • A $3.4 million decrease in operating costs due primarily to lower materials and supplies expenses and lower employee-related costs. The decrease in adjusted EBITDA for the full year 2020, compared with 2019, primarily reflects: • A $47.6 million decrease due primarily to lower realized commodity prices impacting fee-based contracts with a percent of proceeds (POP) component; and • A $42.6 million decrease due primarily to natural production declines in the Mid- Continent region; offset partially by • A $32.8 million decrease in operating costs due primarily to lower materials and supplies expenses, employee-related costs and outside services expenses. Natural Gas Pipelines Segment The natural gas pipelines segment’s fourth quarter and full-year 2020 adjusted EBITDA increased 8% and 7% respectively, compared with the same periods in 2019, due primarily to lower operating costs. Higher equity in net earnings from additional transportation capacity contracted on Northern Border Pipeline and higher transportation services also contributed to the full-year 2020 increase.

ONEOK Announces 11% Year-Over-Year Increase in Fourth Quarter 2020 Operating Income; Announces 2021 Financial Guidance Feb. 22, 2021 Page 8 -more- Three Months Ended Years Ended December 31, December 31, Natural Gas Pipelines Segment 2020 2019 2020 2019 (Millions of dollars) Adjusted EBITDA $ 105.2 $ 97.8 $ 437.4 $ 408.8 Capital expenditures $ 31.4 $ 21.3 $ 71.9 $ 99.2 Fourth quarter 2020 adjusted EBITDA increased, compared with the fourth quarter 2019, which primarily reflects: • A $4.5 million decrease in operating costs due primarily to lower employee-related costs and outside services, and • A $2.5 million increase from higher net retained fuel due primarily to higher natural gas prices and the timing of equity gas sales. The increase in adjusted EBITDA for the full year 2020, compared with 2019, primarily reflects: • A $13.6 million decrease in operating costs due primarily to lower employee-related costs and lower materials and supplies expenses; • An $8.7 million increase from higher equity in net earnings from investments due primarily to additional firm transportation capacity contracted on Northern Border Pipeline; • A $6.7 million increase in transportation services due primarily to higher firm transportation revenue and a $13.5 million contract settlement, offset partially by lower interruptible revenue; and • A $4.0 million increase from higher net retained fuel and the timing of equity gas sales; offset partially by • A $3.9 million decrease from storage services. EARNINGS CONFERENCE CALL AND WEBCAST: ONEOK executive management will conduct a conference call at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time) on Feb. 23, 2021. The call also will be carried live on ONEOK’s website. To participate in the telephone conference call, dial 800-458-4121, pass code 6227787, or log on to www.oneok.com. If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 6227787.

ONEOK Announces 11% Year-Over-Year Increase in Fourth Quarter 2020 Operating Income; Announces 2021 Financial Guidance Feb. 22, 2021 Page 9 -more- LINK TO EARNINGS TABLES AND PRESENTATION: https://ir.oneok.com/financial-information/financial-reports/2021 NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES: ONEOK has disclosed in this news release adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), distributable cash flow and dividend coverage ratio, which are non-GAAP financial metrics, used to measure the company’s financial performance and are defined as follows: • Adjusted EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, noncash impairment charges, income taxes, noncash compensation expense, allowance for equity funds used during construction (equity AFUDC), and other noncash items; • Distributable cash flow is defined as adjusted EBITDA, computed as described above, less interest expense, maintenance capital expenditures and equity earnings from investments, excluding noncash impairment charges, adjusted for cash distributions received from unconsolidated affiliates and certain other items; and • Dividend coverage ratio is defined as ONEOK’s distributable cash flow to ONEOK shareholders divided by the dividends paid in the period. These non-GAAP financial measures described above are useful to investors because they, and similar measures, are used by many companies in the industry as a measure of financial performance and are commonly employed by financial analysts and others to evaluate our financial performance and to compare our financial performance with the performance of other companies within our industry. Adjusted EBITDA, ONEOK distributable cash flow and dividend coverage ratio should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP. These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. Reconciliations of net income to adjusted EBITDA, distributable cash flow and coverage ratio are included in the tables. ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Mid-Continent and Permian regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in S&P 500. For information about ONEOK, visit the website: www.oneok.com.

ONEOK Announces 11% Year-Over-Year Increase in Fourth Quarter 2020 Operating Income; Announces 2021 Financial Guidance Feb. 22, 2021 Page 10 -more- For the latest news about ONEOK, find us on LinkedIn, Instagram, Facebook and Twitter. This news release contains certain "forward-looking statements" within the meaning of federal securities laws. Words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plans,” “potential,” “projects,” “scheduled,” “should,” “will,” “would,” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect our current views about future events. Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving us, including future financial and operating results, our plans, objectives, expectations and intentions, and other statements that are not historical facts, including future results of operations, projected cash flow and liquidity, business strategy, expected synergies or cost savings, and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. These risks and uncertainties include, without limitation, the following: • the length, severity and reemergence of a pandemic or other health crisis, such as the recent outbreak of COVID-19 and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the factors herein, reduce the demand for natural gas, NGLs and crude oil and significantly disrupt or prevent us and our customers and counterparties from operating in the ordinary course for an extended period and increase the cost of operating our business; • operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruption; • the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers' desire and ability to drill and obtain necessary permits; regulatory compliance; reserve performance; and capacity constraints and/or shutdowns on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities; • risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling, the shutting-in of production by producers, actions taken by federal, state or local governments to require producers to prorate or to cut their production levels as a way to address any excess market supply situations or extended periods of ethane rejection; • demand for our services and products in the proximity of our facilities; • economic climate and growth in the geographic areas in which we operate; • the risk of a slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets; • performance of contractual obligations by our customers, service providers, contractors and shippers; • the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, climate change initiatives, production limits and authorized rates of recovery of natural gas and natural gas transportation costs; • changes in demand for the use of natural gas, NGLs and crude oil because of the development of new technologies or other market conditions caused by concerns about climate change; • the effects of weather and other natural phenomena, including climate change, on our operations, demand for our services and energy prices; • acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers', customers’ or shippers' facilities; • the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions throughout the world; • the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;

ONEOK Announces 11% Year-Over-Year Increase in Fourth Quarter 2020 Operating Income; Announces 2021 Financial Guidance Feb. 22, 2021 Page 11 -more- • the timing and extent of changes in energy commodity prices, including changes due to production decisions by other countries, such as the failure of countries to abide by recent agreements to reduce production volumes; • competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel; • the ability to market pipeline capacity on favorable terms, including the effects of: – future demand for and prices of natural gas, NGLs and crude oil; – competitive conditions in the overall energy market; – availability of supplies of United States natural gas and crude oil; and – availability of additional storage capacity; • the efficiency of our plants in processing natural gas and extracting and fractionating NGLs; • the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines; • risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties; • our ability to control operating costs and make cost-saving changes; • the risk inherent in the use of information systems in our respective businesses and those of our counterparties and service providers, including cyber-attacks, which, according to experts, have increased in volume and sophistication since the beginning of the COVID-19 pandemic; implementation of new software and hardware, and the impact on the timeliness of information for financial reporting; • the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances; • the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and Federal Energy Regulatory Commission (FERC)-regulated rates; • the results of administrative proceedings and litigation, regulatory actions, executive orders, rule changes and receipt of expected clearances involving any local, state or federal regulatory body, including the FERC, the National Transportation Safety Board, the Pipeline and Hazardous Materials Safety Administration (PHMSA), the U.S. Environmental Protection Agency (EPA) and the U.S. Commodity Futures Trading Commission (CFTC); • the mechanical integrity of facilities and pipelines operated; • the capital intensive nature of our businesses; • the impact of unforeseen changes in interest rates, debt and equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in equity and bond market returns; • actions by rating agencies concerning our credit; • our indebtedness and guarantee obligations could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt, or have other adverse consequences; • our ability to access capital at competitive rates or on terms acceptable to us; • our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems; • our ability to control construction costs and completion schedules of our pipelines and other projects; • difficulties or delays experienced by trucks, railroads or pipelines in delivering products to or from our terminals or pipelines; • the uncertainty of estimates, including accruals and costs of environmental remediation; • the impact of uncontracted capacity in our assets being greater or less than expected; • the impact of potential impairment charges; • the profitability of assets or businesses acquired or constructed by us; • risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions; • the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;

ONEOK Announces 11% Year-Over-Year Increase in Fourth Quarter 2020 Operating Income; Announces 2021 Financial Guidance Feb. 22, 2021 Page 12 -more- • the impact and outcome of pending and future litigation; • the impact of recently issued and future accounting updates and other changes in accounting policies; and • the risk factors listed in the reports ONEOK has filed and may file with the Securities and Exchange Commission (the "SEC"), which are incorporated by reference. These reports are also available from the sources described below. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. ONEOK undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or changes in circumstances, expectations or otherwise. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the most recent reports on Form 10-K and Form 10-Q and other documents of ONEOK on file with the SEC. ONEOK's SEC filings are available publicly on the SEC's website at www.sec.gov. ###

ONEOK Announces 11% Year-Over-Year Increase in Fourth Quarter 2020 Operating Income; Announces 2021 Financial Guidance Feb. 22, 2021 Page 13 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME Three Months Ended Years Ended December 31, December 31, (Unaudited) 2020 2019 2020 2019 (Thousands of dollars, except per share amounts) Revenues Commodity sales $ 2,250,884 $ 2,348,413 $ 7,255,259 $ 8,916,047 Services 319,693 315,193 1,286,983 1,248,320 Total revenues 2,570,577 2,663,606 8,542,242 10,164,367 Cost of sales and fuel (exclusive of items shown separately below) 1,627,086 1,791,341 5,110,146 6,788,040 Operations and maintenance 222,394 231,376 761,176 863,708 Depreciation and amortization 152,648 125,983 578,662 476,535 Impairment charges 3,176 — 607,200 — General taxes 27,377 27,899 125,028 119,156 (Gain) loss on sale of assets (767) (307) (1,327) 2,575 Operating income 538,663 487,314 1,361,357 1,914,353 Equity in net earnings from investments 35,240 39,366 143,241 154,541 Impairment of equity investments — — (37,730) — Allowance for equity funds used during construction 1,315 19,640 23,662 64,815 Other income 9,355 5,373 43,745 27,058 Other expense (4,406) (3,979) (19,073) (18,003) Interest expense (net of capitalized interest of $13,997, $33,674, $75,436, and $107,275, respectively) (176,931) (129,283) (712,886) (491,773) Income before income taxes 403,236 418,431 802,316 1,650,991 Income taxes (95,207) (98,180) (189,507) (372,414) Net income 308,029 320,251 612,809 1,278,577 Less: Preferred stock dividends 275 275 1,100 1,100 Net income available to common shareholders $ 307,754 $ 319,976 $ 611,709 $ 1,277,477 Basic earnings per common share $ 0.69 $ 0.77 $ 1.42 $ 3.09 Diluted earnings per common share $ 0.69 $ 0.77 $ 1.42 $ 3.07 Average shares (thousands) Basic 445,313 413,910 431,105 413,560 Diluted 446,130 415,944 431,782 415,444

ONEOK Announces 11% Year-Over-Year Increase in Fourth Quarter 2020 Operating Income; Announces 2021 Financial Guidance Feb. 22, 2021 Page 14 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS December 31, December 31, (Unaudited) 2020 2019 Assets (Thousands of dollars) Current assets Cash and cash equivalents $ 524,496 $ 20,958 Accounts receivable, net 829,796 835,121 Materials and supplies 143,178 201,749 NGLs and natural gas in storage 227,810 304,926 Commodity imbalances 11,959 25,267 Other current assets 132,536 82,313 Total current assets 1,869,775 1,470,334 Property, plant and equipment Property, plant and equipment 23,072,935 22,051,492 Accumulated depreciation and amortization 3,918,007 3,702,807 Net property, plant and equipment 19,154,928 18,348,685 Investments and other assets Investments in unconsolidated affiliates 805,032 861,844 Goodwill and intangible assets 773,723 957,833 Other assets 475,296 173,425 Total investments and other assets 2,054,051 1,993,102 Total assets $ 23,078,754 $ 21,812,121

ONEOK Announces 11% Year-Over-Year Increase in Fourth Quarter 2020 Operating Income; Announces 2021 Financial Guidance Feb. 22, 2021 Page 15 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS (Continued) December 31, December 31, (Unaudited) 2020 2019 Liabilities and equity (Thousands of dollars) Current liabilities Current maturities of long-term debt $ 7,650 $ 7,650 Short-term borrowings — 220,000 Accounts payable 719,302 1,209,900 Commodity imbalances 186,372 104,480 Accrued taxes 89,428 75,422 Accrued interest 245,153 190,750 Operating lease liability 13,610 1,883 Other current liabilities 83,032 210,213 Total current liabilities 1,344,547 2,020,298 Long-term debt, excluding current maturities 14,228,421 12,479,757 Deferred credits and other liabilities Deferred income taxes 669,697 536,063 Operating lease liability 87,610 13,509 Other deferred credits 706,081 536,543 Total deferred credits and other liabilities 1,463,388 1,086,115 Commitments and contingencies Equity ONEOK shareholders’ equity: Preferred stock, $0.01 par value: authorized and issued 20,000 shares at December 31, 2020, and at December 31, 2019 — — Common stock, $0.01 par value: authorized 1,200,000,000 shares; issued 474,916,234 shares and outstanding 444,872,383 shares at December 31, 2020; issued 445,016,234 shares and outstanding 413,239,050 shares at December 31, 2019 4,749 4,450 Paid-in capital 7,353,396 7,403,895 Accumulated other comprehensive loss (551,449) (374,000) Retained earnings — — Treasury stock, at cost: 30,043,851 shares at December 31, 2020, and 31,777,184 shares at December 31, 2019 (764,298) (808,394) Total equity 6,042,398 6,225,951 Total liabilities and equity $ 23,078,754 $ 21,812,121

ONEOK Announces 11% Year-Over-Year Increase in Fourth Quarter 2020 Operating Income; Announces 2021 Financial Guidance Feb. 22, 2021 Page 16 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Years Ended December 31, (Unaudited) 2020 2019 (Thousands of dollars) Operating activities Net income $ 612,809 $ 1,278,577 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 578,662 476,535 Impairment charges 644,930 — Equity in net earnings from investments (143,241) (154,541) Distributions received from unconsolidated affiliates 144,352 163,476 Deferred income tax expense 186,730 372,729 Other, net 35,327 (26,101) Changes in assets and liabilities: Accounts receivable (1,297) (19,688) NGLs and natural gas in storage 77,116 (8,259) Accounts payable (80,257) (62,946) Commodity imbalances 95,200 (1,934) Accrued interest 54,403 29,373 Risk-management assets and liabilities (187,458) (86,268) Other assets and liabilities, net (118,208) (14,174) Cash provided by operating activities 1,899,068 1,946,779 Investing activities Capital expenditures (less allowance for equity funds used during construction) (2,195,381) (3,848,349) Distributions received from unconsolidated affiliates in excess of cumulative earnings 31,808 94,168 Other, net (106,956) (14,577) Cash used in investing activities (2,270,529) (3,768,758) Financing activities Dividends paid (1,605,366) (1,457,628) Borrowing (repayment) of short-term borrowings, net (220,000) 220,000 Issuance of long-term debt, net of discounts 3,244,777 4,185,435 Debt financing costs (28,247) (29,747) Repayment of long-term debt (1,457,222) (1,057,348) Issuance of common stock 969,759 29,040 Other, net (28,702) (58,790) Cash provided by financing activities 874,999 1,830,962 Change in cash and cash equivalents 503,538 8,983 Cash and cash equivalents at beginning of period 20,958 11,975 Cash and cash equivalents at end of period $ 524,496 $ 20,958

ONEOK Announces 11% Year-Over-Year Increase in Fourth Quarter 2020 Operating Income; Announces 2021 Financial Guidance

Feb. 22, 2021

Page 17

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE

	Three Months Ended December 31,		Years Ended December 31,	
(Unaudited)	**2020**	**2019**	**2020**	**2019**
	(Millions of dollars, except as noted)			
Natural Gas Liquids				
Operating costs, excluding noncash compensation adjustments	**$ 105.8**	$ 111.5	**$ 396.4**	$ 434.4
Depreciation and amortization	**$ 73.5**	$ 52.9	**$ 271.9**	$ 196.1
Equity in net earnings from investments	**$ 8.8**	$ 15.7	**$ 39.9**	$ 65.1
Adjusted EBITDA	**$ 417.4**	$ 373.9	**$ 1,617.2**	$ 1,465.8
Raw feed throughput (*MBbl/d*) (a)	**1,071**	1,096	**1,084**	1,079
Average Conway-to-Mont Belvieu OPIS price differential - ethane in ethane/propane mix (*$/gallon*)	**$ —**	$ 0.03	**$ 0.01**	$ 0.07
Capital expenditures	**$ 150.9**	**$ 827.5**	**$ 1,655.8**	**$ 2,796.6**
(a) - Represents physical raw feed volumes on which ONEOK charges a fee for transportation and/or fractionation services.				
Natural Gas Gathering and Processing				
Operating costs, excluding noncash compensation adjustments	**$ 90.2**	$ 93.6	**$ 320.0**	$ 352.8
Depreciation and amortization	**$ 66.4**	$ 57.5	**$ 247.0**	$ 219.5
Equity in net earnings (loss) from investments	**$ 0.3**	$ (1.6)	**$ (1.1)**	$ (6.3)
Adjusted EBITDA	**$ 218.5**	$ 188.5	**$ 650.0**	$ 702.7
Natural gas gathered (*BBtu/d*) (a)	**2,704**	2,787	**2,553**	2,753
Natural gas processed (*BBtu/d*) (a) (b)	**2,477**	2,590	**2,364**	2,555
Average fee rate (*$/MMBtu*) (a)	**$ 1.04**	$ 0.94	**$ 0.89**	$ 0.92
Capital expenditures	**$ 83.3**	$ 252.4	**$ 446.1**	$ 926.5
(a) - Includes volumes for consolidated entities only.				
(b) - Includes volumes ONEOK processed at company-owned and third-party facilities.				
Natural Gas Pipelines				
Operating costs, excluding noncash compensation adjustments	**$ 38.2**	$ 42.7	**$ 137.2**	$ 150.8
Depreciation and amortization	**$ 11.8**	$ 14.6	**$ 55.7**	$ 57.3
Equity in net earnings from investments	**$ 26.1**	$ 25.3	**$ 104.4**	$ 95.7
Adjusted EBITDA	**$ 105.2**	$ 97.8	**$ 437.4**	$ 408.8
Natural gas transportation capacity contracted (*MDth/d*) (a)	**7,388**	7,768	**7,461**	7,618
Transportation capacity contracted (a)	**95 %**	100 %	**96 %**	98 %
Capital expenditures	**$ 31.4**	$ 21.3	**$ 71.9**	$ 99.2
(a) - Includes volumes for consolidated entities only.				

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ONEOK Announces 11% Year-Over-Year Increase in Fourth Quarter 2020 Operating Income; Announces 2021 Financial Guidance Feb. 22, 2021 Page 18 -more- ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Three Months Ended Years Ended December 31, December 31, (Unaudited) 2020 2019 2020 2019 (Thousands of dollars, except per share amounts and coverage ratios) Reconciliation of net income to adjusted EBITDA, distributable cash flow and dividend coverage Net income $ 308,029 $ 320,251 $ 612,809 $ 1,278,577 Interest expense, net of capitalized interest 176,931 129,283 712,886 491,773 Depreciation and amortization 152,648 125,983 578,662 476,535 Income tax expense 95,207 98,180 189,507 372,414 Impairment charges 3,176 — 644,930 — Noncash compensation expense (a) 7,279 6,287 8,540 26,699 Equity AFUDC and other noncash items (1,315) (19,454) (23,661) (65,811) Adjusted EBITDA (b) 741,955 660,530 2,723,673 2,580,187 Interest expense, net of capitalized interest (176,931) (129,283) (712,886) (491,773) Maintenance capital (53,759) (63,041) (136,920) (195,631) Equity in net earnings from investments (35,240) (39,366) (143,241) (154,541) Distributions received from unconsolidated affiliates 44,285 54,297 176,160 257,644 Other (b) (2,472) 4,754 (25,195) 20,227 Distributable cash flow 517,838 487,891 1,881,591 2,016,113 Dividends paid to preferred shareholders (275) (275) (1,100) (1,100) Distributable cash flow to shareholders 517,563 487,616 1,880,491 2,015,013 Dividends paid (415,516) (377,974) (1,604,266) (1,456,528) Distributable cash flow in excess of dividends paid $ 102,047 $ 109,642 $ 276,225 $ 558,485 Dividends paid per share $ 0.935 $ 0.915 $ 3.74 $ 3.53 Dividend coverage ratio 1.25 1.29 1.17 1.38 Number of shares used in computation (thousands) 444,402 413,086 428,948 412,614 (a) Amount for the year ended Dec. 31, 2020, includes a benefit of $11.2 million related to the mark-to-market of ONEOK’s share- based deferred compensation plan. (b) Amount for the year ended Dec. 31, 2020, includes a benefit of $22.3 million related to net gains on open market repurchases of debt.

ONEOK Announces 11% Year-Over-Year Increase in Fourth Quarter 2020 Operating Income; Announces 2021 Financial Guidance Feb. 22, 2021 Page 19 ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES 2021 Guidance Range (Unaudited) (Millions of dollars) Reconciliation of net income to adjusted EBITDA and distributable cash flow Net income $ 1,075 - $ 1,375 Interest expense, net of capitalized interest 775 - 735 Depreciation and amortization 655 - 635 Income tax expense 340 - 440 Noncash compensation expense 50 - 30 Equity AFUDC and other noncash items 5 - (15) Adjusted EBITDA $ 2,900 - $ 3,200 Interest expense, net of capitalized interest (775) - (735) Maintenance capital (210) - (190) Equity in net earnings from investments (70) - (130) Distributions received from unconsolidated affiliates 115 - 135 Other 10 - (10) Distributable cash flow $ 1,970 - $ 2,270 2021 Guidance Range (Unaudited) (Millions of dollars) Reconciliation of segment adjusted EBITDA to adjusted EBITDA Segment Adjusted EBITDA: Natural Gas Liquids $ 1,860 - $ 2,030 Natural Gas Gathering and Processing 660 - 760 Natural Gas Pipelines 385 - 405 Other (5) - 5 Adjusted EBITDA $ 2,900 - $ 3,200